EXHIBIT 1

JOINT FILING AGREEMENT

         By this Agreement, the undersigned agree that this Statement on
Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Enesco Group, Inc. is being filed on behalf of each of us.



Date:    June 14, 2007                      RIVERSIDE CONTRACTING, LLC


                                           By   /s/ NEIL HERSKOWITZ
                                                ----------------------
                                                Neil Herskowitz, Manager





Date:    June 14, 2007                      /s/ ELLIOT H. HERSKOWITZ
                                            --------------------------------
                                                  Elliot H. Herskowitz


Date:    June 14, 2007                      /s/ NEIL HERSKOWITZ
                                            --------------------------------
                                                  Neil Herskowitz